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                                                                    Exhibit 23.2


                         CONSENT OF DIRECTOR -- NOMINEE

        The undersigned, pursuant to Rule 438 under the Securities Act, consents to the use of his name in the Registration Statement on Form S-1 of Centra Software, Inc. as a person who is a Director-Nominee of Centra Software, Inc.


                                                  /s/ David Barrett
                                                  ---------------------
                                                  David Barrett

Date: October 25, 1999